GREEN FOREST MANAGEMENT CONSULTING INC.

PROMISSORY NOTE

TWD $91,996,524

Dated: September 17, 2013

For value received, and pursuant to the Stock Purchase Agreement, dated September 17, 2013, Green Forest Management Consulting Inc. promises to pay the sellers of Da Ren International Development Inc., Chang Cheng-Sung, Liao Chi-Sheng, Yu Chien-Yang and Da Chuang Business Management Consultant Co., Ltd. (together, the “Da Ren Sellers”) the sum of Ninety One Million Nine Hundred Ninety Six Thousand Five Hundred Twenty Four New Taiwan Dollars (TWD $91,996,524). Each of the Da Ren Sellers’ ownership interests in this Promissory Note is detailed on Annex A to this Promissory Note.

The sum shall be repaid to the Da Ren Sellers on or before September 17, 2013 according to the instructions of the Da Ren Sellers.

Green Forest Management Consulting Inc.

By:	/s/ Chiang Yu-Chang
Chiang Yu-Chang
Chairman of the Board
Green Forest Management Consulting Inc.
Rm. B302C, 3F.-2, No. 185, Kewang Rd.
Longtan Township, Taoyuan County 325
Taiwan (R.O.C.)

Annex A

PROMISSORY NOTE HOLDERS

Note Holder	Value of Shares Sold (TWD)

Chang Cheng-Sung	TWD $30,000,000
Liao Chi-Sheng	TWD $30,000,000
Yu Chien-Yang	TWD $5,500,000
Da Chuang Business Management Consultant Co., Ltd.	TWD $26,496,524